Exhibit 99.1

Quantum Announces Proposed Underwritten Public Offering of Units

Irvine, Calif., March 15, 2012 – Quantum Fuel Systems Technologies Worldwide, Inc. (NASDAQ: QTWW) (the “Company”) today announced that it has commenced a registered public offering of units comprised of shares of its common stock and warrants to purchase shares of common stock and additional units so comprised pursuant to its existing shelf registration statement. The Company also intends to grant the underwriters of the offering an option to purchase additional units and the components of such units to cover over-allotments, if any, exercisable prior to closing for all such securities and with respect to the common stock up to an additional 30 days from the closing of the offering. The offering is expected to close on or about March 21, 2012 (subject to the ability of the Company and the Underwriters to close a portion of the offering on March 20, 2012), and further subject to the satisfaction of customary closing conditions, including the receipt of all necessary regulatory and stock exchange approvals. Roth Capital Partners, LLC is acting as sole book-running manager for the Offering, and Merriman Capital, Inc. is acting as co-manager for the Offering.

The securities described above are being offered by the Company pursuant to a shelf registration statement on Form S-3 (Registration No. 333-176772), including a base prospectus dated September 29, 2011, previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to this Offering, may be obtained from Roth Capital Partners, LLC at 888 San Clemente Drive, Newport Beach, CA 92660, or by telephone at (949) 720-7194, or by e-mail at rothecm@roth.com.

Investors are advised to read the base prospectus, prospectus supplement, registration statement, and other documents that the Company has filed with the SEC for more complete information about the Company and this offering. Investors may obtain these documents for free by visiting the SEC’s website at http://www.sec.gov.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

All statements included in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. Forward-looking statements can generally be identified by words such as “may,” “could,” “will,” “should,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology, and include statements regarding the anticipated use of proceeds from the offering. Although we believe the expectations and intentions reflected in our forward-looking statements are reasonable, we cannot assure you that these expectations and intentions will prove to be correct.

Various risks and other factors including those risks and uncertainties identified in the “Risk Factors” section of the preliminary prospectus supplement we will file with the SEC could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward-looking statements.

Many of the risk factors are beyond our ability to control or predict. You should not unduly rely on any of our forward-looking statements. These statements are made only as of this press release. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained herein or in our public filings.

About Quantum

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum’s wholly owned subsidiary, Schneider Power Inc., and affiliate Asola Solarpower GmbH complement Quantum’s emerging renewable energy presence through the development and ownership of wind and solar farms, and manufacture of high efficiency solar modules. Quantum’s portfolio of technologies includes electronic controls, hybrid electric drive systems, natural gas and hydrogen storage and metering systems and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and natural gas vehicles. Quantum’s powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, natural gas fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum’s customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

Brion D. Tanous

Principal, CleanTech IR, Inc.

Email: btanous@cleantech-ir.com

(310) 541-6824

Dale Rasmussen

+1-206-315-8242

Email: drasmussen@qtww.com

© 2011 Quantum Fuel Systems Technologies Worldwide, Inc.

Advanced Technology Center

17872 Cartwright Road, Irvine, CA 92614

Phone 949-399-4500 Fax 949-399-4600